UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): May 10, 2017

HCI Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-34126	20-5961396
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 West Cypress Street, Suite 100

Tampa, Florida 33607

(Address of Principal Executive Offices)

813-849-9500

(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information under Item 5.02(c) of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b)

Richard Allen, our chief financial officer since our inception, has retired from that office effective May 16, 2017 and assumed the title of senior vice president of finance. He will provide us with ongoing strategic and financial guidance.

Item 5.02(c)

On May 10, 2017, our board of directors appointed James Mark Harmsworth to be our chief financial officer effective May 16, 2017. Mr. Harmsworth, age 53, has served as our senior vice president of finance since December 2016. From 2014 to 2016, he was a strategic consultant for Stewart Information Services Corporation, a New York Stock Exchange listed title insurance and real estate services company headquartered in Houston, Texas. From 2012 to 2013, he served as chief operating officer for iPROMOTEu.com, a promotional products distribution company headquartered in Wayland, Massachusetts. From 2006 to 2011, Mr. Harmsworth served as chief financial officer of First American Title Insurance Company, the principal subsidiary of First American Financial Corporation, a New York Stock Exchange listed title insurance and financial services company headquartered in Santa Ana, California. Mr. Harmsworth earned a Bachelor of Arts in Commerce from the University of Toronto in 1986. He is a certified public accountant (Illinois) and a chartered accountant (Ontario, Canada). Mr. Harmsworth has no familial relationships within our company.

On November 23, 2016, we entered into an executive employment agreement with Mr. Harmsworth. The agreement has a term of four years and calls for an annual base salary of $300,000 and the issuance of 40,000 shares of restricted stock to vest ratably over four years. The restricted stock will vest upon a change in control. Under the agreement, he will be entitled to severance payments equal to one year’s base salary plus any bonus to which he would otherwise have been entitled if his employment is terminated by the company without good cause. In addition, upon a termination without good cause, the next unvested tranche of his restricted shares will vest.

The foregoing summary of the executive employment agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the executive employment agreement and associated agreements, which will be filed as exhibits to our Form 10-Q for the quarter ending June 30, 2017.

Item 502(e)

The information contained under Item 5.02(c) of this Current Report on Form 8-K is incorporated herein by this reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 16, 2017.

HCI GROUP, INC.

BY:	/s/ Andrew L. Graham
Name:	Andrew L. Graham
Title:	General Counsel

A signed original of this Form 8-K has been provided to HCI Group, Inc. and will be retained by HCI Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.